UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2014

STATIONDIGITAL CORPORATION
(formerly known as Alarming Devices, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-157010	26-3062327
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

_Highland Park Two, 5700 Oakland Ave, #200, St. Louis, Missouri, 63110_
(Address of principal executive offices)

Registrant's telephone number, including area code:  (855) 782-8466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Merger  Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger  Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger  Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

On August 20, 2014, FINRA approved of a forward stock split of all issued and outstanding shares of common stock of StationDigital Corporation (the "Company") whereby every one (1) share of common stock was exchanged for 17.6471 shares of the Company's common stock (the "Forward Split").  The Forward Split was effective August 22, 2014. The total shares outstanding prior to the Forward Split were 4,407,069, and following the Forward Split, the total shares outstanding are 77,772,027. All fractional shares that would otherwise result from the Forward Split will be rounded up.  The shares will be mailed out directly to the Company's shareholders.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2014	STATIONDIGITAL CORPORATION

	By:	/s/ Terrance Taylor
Name: Terrance Taylor
Title: Chief Financial Officer